Exhibit 10.1

                             LEAD REFERRAL AGREEMENT

This Lead Referral Agreement (the "Agreement") is entered into as of December 29, 2005 (the "Effective Date"), by and between InPhonic, Inc., a Delaware corporation with its principal place of business at 1010 Wisconsin Ave. NW Suite 600, Washington DC 20007 ("InPhonic"), and TelePlus Wireless, Corp., a Nevada corporation with a place of business at 7575 Route Transcanada Suite 305 St. Laurent QC H4T 1V6 Canada ("TelePlus").

                                    RECITALS

A. The parties have entered into an Asset Purchase Agreement dated as of December 29, 2005 (the "Purchase Agreement") and related Promissory Note (the "Note") pursuant to which InPhonic is selling, and TelePlus is acquiring, the certain assets of the Liberty Wireless Business (as defined below), the date and time at which the closing of the Purchase Agreement is to occur being referred to herein as the "Closing Date."

B. TelePlus and InPhonic's wholly-owned subsidiary, Mobile Technology Services LLC ("MTS") have entered into a MVNE Services Agreement (as defined below).

C. In connection with, in consideration of, and as a condition precedent to the closing of the transaction contemplated by the Purchase Agreement and execution of the MVNE Services Agreement, InPhonic has agreed to provide TelePlus with weekly Lead Lists (as defined below) under the terms and conditions described below.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and in the Purchase Agreement and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. DEFINITIONS.

      1.1 "Affiliates" means any corporation directly or indirectly controlling, controlled by, or under common control with a party to this Agreement, but in each case only for so long as such ownership or control shall continue to exist.

      1.2 "Confidential Information" means all non-public information of either party that is disclosed to the other party pursuant to this Agreement, in written form and marked "Confidential," "Proprietary" or similar designation, or if disclosed orally, the disclosing party shall indicate that such information is confidential at the time of disclosure and send a written summary of such information to the receiving party within thirty (30) days of disclosure and mark such summary "Confidential," "Proprietary" or with a similar designation.

      1.3 "Lead List" means a list of specific personal categories data for United States customers, as set forth on Exhibit A, for customers of InPhonic who place postpaid orders for wireless phone service through InPhonic's website for a wireless subscription plan and then InPhonic suspends processing of the order due to an exception during the risk assessment check.

      1.4 "Liberty Wireless Business" means the business of offering wireless phone accounts to individuals who pay for wireless phone usage.

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      1.5 "MVNE Services Agreement" means that certain agreement by and between
MTS and TelePlus dated of even date herewith.

2. DELIVERY OF LEAD LISTS.

      2.1 Delivery. During the term of this Agreement, InPhonic shall deliver in electronic format acceptable to TelePlus a Lead List to TelePlus on a weekly basis in a format that is mutually agreed upon by the parties. The customers included in each Lead List shall be chosen by InPhonic, in accordance with mutually determined guidelines which are subject to change from time to time. The combined Lead Lists for each week shall include information for at least twenty-five thousand (25,000) customers. TelePlus reserves the right (i) to advise InPhonic to deliver less than 25,000 leads in any week and (ii) temporarily suspend delivery of daily leads at anytime during the Agreement. Notwithstanding the foregoing, initial delivery of the first Lead List shall occur on February 15, 2006 unless requested sooner by TelePlus. InPhonic agrees it will migrate from weekly feeds to daily feeds of Lead Lists no later than 31 March 2006.

3. LICENSEE GRANT; OWNERSHIP.

      3.1 License Grant, Exclusivity, Preference. Subject to the terms and conditions of this Agreement, InPhonic hereby grants to TelePlus a non-exclusive license to use and reproduce the Lead List to market to the listed individuals. For greater clarity, the names, contact information and other information on the Lead List are provided exclusively to TelePlus, though InPhonic retains the right to sell other leads on a non-exclusive basis. InPhonic shall provide Lead Lists to Teleplus on a preferred basis and in no case shall InPhonic provide leads to a third party, including any Affiliate of InPhonic, which can reasonably be considered leads that are preferential to those provided to TelePlus under this Agreement although in no case shall InPhonic be obliged to provide leads where a third-party agreement prohibits such activity.

      3.2 Prohibitions. TelePlus shall not, directly or indirectly use the Lead List for any purpose other than the purpose expressly authorized in Section 2. TelePlus shall not disclose the Lead List to any third parties except third parties which are subsidiaries of TelePlus Enterprises, Inc. and all such parties shall only use the Lead List to offer wireless services.

      3.3 Proprietary Notices. TelePlus shall not remove, efface or obscure any copyright, trademark or other proprietary rights notices appearing on the Lead List.

      3.4 Pricing - TelePlus shall pay InPhonic $1.00 for each lead received.

4. PRIVACY.

      4.1 Compliance with Laws. InPhonic represents and warrants that at all times during the term of this Agreement in the delivery of Lead Lists to TelePlus and the gathering of information contained therein that it (i) complies with all applicable privacy laws and regulations and contractual obligations regarding the collection, retention, use and disclosure of personal information of individuals, (ii) that it has obtained from the customer the right to market alternate wireless offers to the customer and (iii) that it retains auditable records of such obtained right or non-restriction to sell the information contained in the Lead Lists for the period of time mandated by law which may be subject to change from time to time. InPhonic has customary, industry standard technological and procedural measures in place to protect personal information collected from individuals against loss, theft and unauthorized access or disclosure and does not knowingly target children under the age of thirteen.

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5. NO WARRANTY.

      5.1 No Warranty. THE LEAD LISTS ARE PROVIDED "AS IS," AND INPHONIC MAKES NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, BY STATUTE, COMMUNICATION OR CONDUCT WITH TELEPLUS, OR OTHERWISE. INPHONIC SPECIFICALLY DISCLAIMS AND EXCLUDES ALL WARRANTIES, WHETHER STATUTORY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. WITHOUT LIMITATION OF THE ABOVE, INPHONIC DOES NOT WARRANT THAT THE SOFTWARE IS ERROR-FREE OR WILL OPERATE WITHOUT INTERRUPTION OR THAT ANY ERROR WILL BE CORRECTED, AND MAKES NO WARRANTY REGARDING ITS USE OR THE RESULTS THEREFROM, INCLUDING, WITHOUT LIMITATION, ITS CORRECTNESS, ACCURACY OR RELIABILITY.

6. TERM AND TERMINATION.

      6.1 Term and Termination. This Agreement shall become effective on the date first set forth above and shall remain in effect perpetually until terminated as provided below. If TelePlus defaults in any obligation under this Agreement or under the Note, and if the default is curable, also fails to cure such default thirty (30) days after written notice of such default, InPhonic may immediately terminate and cancel this Agreement and the licenses granted hereunder upon ten (10) day written notice to TelePlus.

      6.2 Automatic Termination. This Agreement shall automatically terminate ninety (90) days following the termination or expiration of the MVNE Services Agreement or renewal thereof or any Event of Default under the Note (as defined therein) unless otherwise agreed upon by the parties

      6.3 Effect of Termination. Upon the effective date of any termination of this Agreement, each party shall return to the other party (or, if requested at the time of termination, certify in writing to the other party that it has destroyed) all documents and other tangible items that it or its employees, contractors and agents have received or created hereunder pertaining, referring or relating to the Confidential Information of the other party, and erase or destroy all electronic or magnetic records in computer memory, tape or other media containing any Confidential Information.

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      6.4 Survival. The definitions and the rights, duties and obligations of the parties that by their nature continue and survive shall survive the termination of this Agreement. The parties acknowledge and agree that all claims for any breaches or alleged breaches of any covenants contained in this Agreement shall be subject to the terms and conditions of this Agreement and not be subject to the time periods, dollar and other limitations set forth in the Purchase Agreement.

7. CONFIDENTIALITY.

      7.1 Obligations. Each party acknowledges that in the course of the performance of this Agreement, it may obtain the Confidential Information of the other party. The Receiving Party shall, at all times, both during the Term and at all times thereafter, to keep in confidence and trust all of the Disclosing Party's Confidential Information received by it. The Receiving Party shall not use the Confidential Information of the Disclosing Party other than as necessary to fulfill the Receiving Party's obligations or to exercise the Receiving Party's rights under the terms of this Agreement. The Receiving Party shall take reasonable steps to prevent unauthorized disclosure or use of the Disclosing Party's Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized persons, but in no event shall the Receiving Party use less care than it would in connection with its own Confidential Information of like kind. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any person or entity other than its officers, employees and consultants who need access to such Confidential Information in order to effect the intent of this Agreement and who have entered into confidentiality agreements which protect the Confidential Information of the Disclosing Party sufficient to enable the Receiving Party to comply with this Section 5.1.

      7.2 Exceptions. The obligations set forth in Section 7.1 shall not apply to the extent that Confidential Information includes information which is: (a) now or hereafter, through no unauthorized act or failure to act on the Receiving Party's part, in the public domain; (b) known to the Receiving Party without an obligation of confidentiality at the time the Receiving Party receives the same from the Disclosing Party, as evidenced by written records; (c) hereafter furnished to the Receiving Party by a third party as a matter of right and without restriction on disclosure; (d) furnished to others by the Disclosing Party without restriction on disclosure; or (e) independently developed by the Receiving Party without use of the Disclosing Party's Confidential Information.

      7.3 Permitted Disclosures. Nothing in this Agreement shall prevent the Receiving Party from disclosing Confidential Information to the extent the Receiving Party is legally compelled to do so by any court, governmental investigative or judicial agency pursuant to proceedings over which such court or agency has jurisdiction; provided, however, that prior to any such disclosure, the Receiving Party shall (i) assert the confidential nature of the Confidential Information; (ii) immediately notify the Disclosing Party in writing of the order or request to disclose; and (iii) cooperate fully with the Disclosing Party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of the compelled disclosure and protecting its confidentiality.

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      7.4 Other Permitted Disclosures. Either party may provide a copy of this
Agreement to the following persons and/or entities who are under obligations of confidentiality substantially similar to those set forth in this Agreement: potential acquirers, merger partners or investors and to their employees, agents, attorneys, investment bankers, financial advisors and auditors in connection with the due diligence review of such party. Either party also may provide a copy of this Agreement to: (i) the party's accounting firm in connection with the quarterly and annual financial or tax audits, and (ii) to the party's outside legal advisors in connection with obtaining legal advice relating to this Agreement, the relationship established by this Agreement or any related matters.

8. LIMITATION OF LIABILITY.

      8.1 Waiver of Consequential Damages. IN NO EVENT SHALL INPHONIC OR TELEPLUS HAVE ANY LIABILITY FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OR LIABILITIES OF ANY KIND OR FOR LOSS OF REVENUE, LOSS OF BUSINESS OR OTHER FINANCIAL LOSS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF THE ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF ANY REPRESENTATIVE OF INPHONIC OR TELEPLUS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

      8.2 Limitation of Liability. EXCEPT FOR LIABILITY ARISING FROM INPHONIC'S FAILURE TO COMPLY WITH SECTION 4 HEREOF, IN NO EVENT SHALL INPHONIC'S OR TELEPLUS' LIABILITY UNDER THIS AGREEMENT EXCEED FIVE THOUSAND DOLLARS (USD $5,000).

      8.3 Failure of Essential Purpose. THE LIMITATIONS SPECIFIED IN THIS AGREEMENT SHALL APPLY NOTWITHSTANDING ANY FAILURE OF THE ESSENTIAL PURPOSE OF THIS AGREEMENT OR ANY LIMITED REMEDY HEREUNDER.

9. INDEMNITY.

Inphonic agrees to indemnity, defend and hold harmless TelePlus, its Affiliates, officers, directors and employees from and against all claims, liabilities, damages, costs and expenses (including reasonably attorneys' fees) arising from or relating to any claim of any third party brought or threatened based on facts that, if true, would constitute a breach of InPhonic's representations and warranties in Section 4. Teleplus agrees to give InPhonic prompt written notice of a claim and reasonably cooperate in the defense of the claim.

10. MISCELLANEOUS.

      10.1 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, provided, however, that TelePlus may not assign this Agreement or any rights or obligation hereunder, directly or indirectly, by operation of law or otherwise, without the prior written consent of InPhonic, such consent not to be unreasonably withheld, and any such attempted assignment shall be void.

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      10.2 Notices. All notices between the parties shall be in writing and shall be deemed to have been given if personally delivered or sent by certified mail (return receipt requested), via a nationally recognized overnight delivery service, or confirmed facsimile, to the other party's legal department at the address set forth in this Agreement, or such other address as is provided by notice as set forth herein. Notices shall be deemed effective upon receipt if personally delivered, three (3) business days after it was sent if by certified mail, or delivery service or one (1) business day after it was sent if by facsimile, provided there is a confirmation of receipt.

      10.3 Governing Law; Venue. This Agreement shall be governed by the laws of the State of Delaware without regard to any conflict-of-laws rules, and the United Nations Convention on Contracts for the International Sale of Goods is hereby excluded. The sole jurisdiction and venue for actions related to the subject matter hereof shall be the federal courts located in the State of Delaware, and both parties hereby consent to such jurisdiction and venue. Notwithstanding the foregoing, the parties shall have the right to bring any action or claim for equitable remedies (including, but not limited to, specific performance and injunctive relief) in any court having subject matter jurisdiction throughout the world.

      10.4 Severability. All terms and provisions of this Agreement shall, if possible, be construed in a manner which makes them valid, but in the event any term or provision of this Agreement is found by a court of competent jurisdiction to be illegal or unenforceable, the validity or enforceability of the remainder of this Agreement shall not be affected and the illegal or unenforceable provision shall be amended to achieve the economic effect of the original terms. If the illegal or unenforceable provision materially affects the intent of the parties to this Agreement, this Agreement shall become terminated.

      10.5 Waiver. The waiver of, or failure to enforce, any breach or default hereunder shall not constitute the waiver of any other or subsequent breach or default.

      10.6 Entire Agreement. This Agreement, along with the Exhibits hereto, sets forth the entire Agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior or contemporaneous understandings, proposals, agreements and representations between the parties, whether written or oral, with respect to such subject matter. This Agreement may be changed only by written amendment to this agreement signed by the parties.

      10.7 Construction. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement, which will be considered as a whole.

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      10.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but which collectively will constitute one and the same instrument.

      10.9 Relationship. The relationship between the parties will be that of independent contractors. Nothing contained herein will be construed to imply a joint venture, principal or agent relationship, or other joint relationship, and neither party will have the rights, power or authority to create any obligation, express or implied, on behalf of the other.

      10.10 Attorneys' Fees. In the event any proceeding or lawsuit is brought by either party in connection with this Agreement, the prevailing party in such proceeding will be entitled to receive its costs, expert witness fees and reasonable attorneys' fees, including costs and fees on appeal.

      10.11 Recitals. The recitals to this Agreement are considered an integral part of this Agreement and are hereby incorporated by this reference.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

INPHONIC, INC.                                    TELEPLUS WIRELESS, CORP.


By: /s/ Frank C. Bennett III                      By: /s/ Marius Silvasan

Name: Frank C. Bennett III                        Name: Marius Silvasan
     -------------------------                         -------------------------

Title: President MVNO Services                    Title: CEO
      ------------------------                          ------------------------

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                                    EXHIBIT A

                                 Lead List Data

1.    Customer Name

2.    Customer Address including ZIP Code

3. Customer Contact Information (including telephone numbers and email, if available).

4.    Carrier Choice

5.    Rate Plan Selection

6.    Handset Model Selection.

7.    Accessory selection if applicable

8.    Order Date